Exhibit 99.1

For Immediate Release:	July 27, 2021

SIMMONS REPORTS SECOND QUARTER 2021 EARNINGS

Board of Directors extends and increases authorization under share repurchase program

•	Net income of $74.9 million, up 27 percent from the year ago quarter and up 11 percent compared to the first quarter of 2021

•	Diluted EPS of $0.69, up 28 percent from the year ago quarter and up 11 percent compared to the first quarter of 2021

•	Adjusted pre-tax, pre-provision income of $74.6 million, up 2 percent from first quarter 2021 levels

•	Loan production totaled $1.8 billion during the first half of 2021, on pace to significantly exceed production volume for full-year of 2020

•	Total deposits of $18.3 billion, up $1.3 billion since year-end 2020 while deposits costs dropped 10 bps over the same period

•	Improved macroeconomic scenario models and sharp decline in nonperforming loans (down $34.6 million linked quarter) drive $13.0 million provision expense recapture in the quarter

•	Merger and acquisition activity resumes during the quarter with announced pending acquisitions of Tennessee-based Landmark Community Bank and Triumph Bancshares, Inc.

Pine Bluff, AR – Simmons First National Corporation (NASDAQ: SFNC) (the “Company” or “Simmons”) today reported net income of $74.9 million for the second quarter of 2021 compared to net income of $58.8 million for the second quarter of 2020, an increase of $16.1 million, or 27 percent. Diluted earnings per share for the second quarter of 2021 were $0.69, an increase of $0.15, or 28 percent, compared to the same period in the prior year. Included in second quarter 2021 results were $524,000 in net after-tax merger-related and net branch right-sizing costs. Excluding the impact of these items, core earnings were $75.4 million for the second quarter of 2021, compared to $60.1 million for the second quarter of 2020, an increase of $15.3 million, or 25 percent. Core diluted earnings per share were $0.69, an increase of $0.14, or 25 percent, from the comparable period in 2020.

On a year-to-date basis, net income for the first half of 2021 was $142.3 million, or $1.31 diluted earnings per share, compared to $136.0 million, or $1.22 diluted earnings per share, for the first half of 2020. Excluding $2.9 million in net after-tax merger-related and net branch right-sizing costs and the after-tax gain primarily associated with the sale of branches in Illinois, core earnings for the first half of 2021 were $139.4 million, an increase of $5.4 million compared to the first half of last year. Core diluted earnings per share for the first half of 2021 were $1.28, an increase of $0.07, or 6 percent, from the comparable period of 2020.

“Overall we were very pleased with our results for the quarter as we delivered solid performance in multiple areas while continuing to navigate the challenging environment,” said George A, Makris, Jr., Simmons’ chairman and CEO. “While loan growth throughout the financial services industry continues to be hampered by the significant amounts of government stimulus in the economy that has resulted in sluggish loan demand and historically high levels of paydowns, Simmons generated $1.8 billion in loan originations and advances during the first half of 2021, putting us on pace to significantly exceed loan production volume reported for the full-year of 2020. Our commercial loan pipeline has increased for three consecutive quarters and we are cautiously optimistic that this trend is a positive sign going forward.”

P.O. BOX 7009 501 MAIN STREET PINE BLUFF, ARKANSAS 71611-7009 (870) 541-1000 www.simmonsbank.com

“At the same time, asset quality metrics continued to improve as certain initially anticipated impacts of the COVID-19 pandemic on asset quality have thus far failed to materialize. As such, we recorded the recapture of $13.0 million of provision expense during the quarter while maintaining our nonperforming loan coverage ratio and an appropriate allowance to loan ratio that is reflective of the uncertainty in the economy and associated risk in our loan portfolio. As a result of our solid results in the quarter and our strong asset quality and capital positions, Simmons’ board of directors extended and increased the authorization under our share repurchase program, thus increasing our remaining capacity under the program to approximately $150 million and extending the program’s scheduled expiration to October 2022.”

Selected Highlights:	2nd Qtr 2021	1st Qtr 2021	2nd Qtr 2020
Net income	$74.9 million	$67.4 million	$58.8 million
Diluted earnings per share	$0.69	$0.62	$0.54
Return on avg assets	1.29%	1.20%	1.08%
Return on avg common equity	10.08%	9.20%	8.21%
Return on tangible common equity (1)	17.25%	15.85%	14.55%

Core earnings (2)	$75.4 million	$64.0 million	$60.1 million
Core diluted earnings per share (2)	$0.69	$0.59	$0.55
Core return on avg assets (2)	1.30%	1.14%	1.11%
Core return on avg common equity (2)	10.15%	8.73%	8.40%
Core return on tangible common equity (1)(2)	17.36%	15.08%	14.87%
Efficiency ratio (3)	56.93%	57.43%	51.13%
Adjusted pre-tax, pre-provision earnings (2)	$74.6 million	$73.1 million	$97.7 million

(1)	Return on tangible common equity excludes goodwill and other intangible assets and is a non-GAAP measurement. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.
(2)	Core figures exclude non-core items and are non-GAAP measurements. Adjusted pre-tax, pre-provision earnings exclude provision for income taxes, provisions for credit losses and unfunded commitments, gains on sales of securities, and other pre-tax, non-core items, and is also a non-GAAP measurement. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.
(3)	Efficiency ratio is core non-interest expense before foreclosed property expense and amortization of intangibles, as a percent of net interest income (fully taxable equivalent) and non-interest revenues, excluding gains and losses from securities transactions and non-core items, and is a non-GAAP measurement. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.

Loans

($ in billions)	2nd Qtr 2021	1st Qtr 2021	2nd Qtr 2020
Total loans	$11.4	$12.2	$14.6

Total loans at the end of the second quarter of 2021 were $11.4 billion compared to $12.2 billion at the end of the first quarter of 2021 and $14.6 billion at the end of the second quarter of 2020. Total loan production (loan originations and advances) for the first half of 2021 totaled $1.8 billion. While loan originations and advances are outpacing prior year production, the decline in loan balances reflects the substantial government stimulus to support the economy during the COVID-19 pandemic which contributed to an increase in the level of loan paydowns, payoffs and corresponding sluggish loan demand throughout the financial services industry. The Company’s balance of Paycheck Protection Program (“PPP”) loans totaled $441.4 million at the end of the second quarter of 2021, down $463.3 million during the first half of 2021 as originations under PPP Round 2 have been offset by loan forgiveness.

Despite these headwinds, loan demand appears to be returning to more normalized levels. For the third consecutive quarter, the Company experienced an increase in its commercial loan demand. The Company’s total commercial loan pipeline consisting of all loan opportunities was $1.3 billion compared to $674 million at December 31, 2020. Loans approved and ready to close at the end of the quarter totaled $467 million.

PPP Loans

($ in millions)	PPP Round 1	PPP Round 2	Total PPP Loans
Beginning balance, January 1, 2021	$904.7	$ -	$904.7
PPP loan originations	-	318.9	318.9
PPP loan forgiveness and repayments	(763.9)	(18.3)	(782.2)
Ending balance, June 30, 2021	$140.8	$300.6	$441.4

Deposits

($ in billions)	2nd Qtr 2021	1st Qtr 2021	2nd Qtr 2020
Total deposits	$18.3	$18.2	$16.6
Noninterest bearing deposits	$4.9	$4.9	$4.6
Interest bearing deposits	$10.6	$10.3	$9.0
Time deposits	$2.8	$3.0	$3.0

Total deposits at the end of the second quarter of 2021 were $18.3 billion, an increase of $1.7 billion or 10 percent from $16.6 billion at the end of the second quarter of 2020. The increase in total deposits from a year ago was driven by a $1.6 billion increase in interest bearing deposits (checking, savings and money market accounts) which totaled $10.6 billion at the end of the second quarter of 2021. Noninterest bearing deposits also contributed to the year-over-year growth in total deposits, increasing $285.9 million or 6 percent while time deposits declined $188.9 million or 6 percent during the same period.

Net Interest Income

	2nd Qtr 2021	1st Qtr 2021	4th Qtr 2020	3rd Qtr 2020	2nd Qtr 2020
Loan yield (1)	4.73%	4.75%	4.74%	4.54%	4.84%
Core loan yield (1) (2)	4.54%	4.53%	4.47%	4.29%	4.52%
Security yield (1)	1.97%	2.36%	2.48%	2.60%	2.50%
Cost of interest bearing deposits	0.32%	0.41%	0.47%	0.54%	0.59%
Cost of deposits (3)	0.24%	0.30%	0.34%	0.39%	0.44%
Cost of borrowed funds	1.97%	1.91%	1.88%	1.85%	1.84%
Net interest margin (1)	2.89%	2.99%	3.22%	3.21%	3.42%
Core net interest margin (1) (2)	2.78%	2.86%	3.04%	3.02%	3.18%

(1)	Fully tax equivalent using an effective tax rate of 26.135%.
(2)	Core loan yield and core net interest margin exclude accretion and are non-GAAP measurements. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.
(3)	Includes non-interest bearing deposits.

Net interest income for the second quarter of 2021 totaled $146.5 million, compared to $146.7 million in the first quarter of 2021 and $163.7 million in the second quarter of 2020. Included in net interest income is accretion recognized on loans acquired totaling $5.6 million in the second quarter of 2021, $6.6 million in the first quarter of 2021 and $11.7 million in the second quarter of 2020. Excluding the impact of accretion, core net interest income for the second quarter of 2021 increased 1 percent on a linked quarter basis.

The decrease in net interest income from the year ago quarter reflects a lower average loan balance combined with an 11 basis point decrease in loan yields. To offset the expected pressure on net interest income given the current low interest rate environment, the Company has been diligent in its efforts to reduce deposits costs. As a result, cost of deposits for the second quarter of 2021 was 24 basis points, down 6 basis points on a linked quarter basis and 20 basis points compared to the second quarter of 2020.

While loan yields declined from the year ago quarter, on a linked quarter basis loan yields declined only 2 basis points. The core loan yield, which excludes accretion, for the second quarter of 2021 was 4.54 percent, up 1 basis point compared to the first quarter of 2021 and up 2 basis points compared to the second quarter a year ago. The yield on PPP loans was approximately 5.08 percent during the second quarter of 2021 (including accretion of net fees), which increased the overall loan yield by approximately 2 basis points.

The net interest margin on a fully taxable equivalent basis was 2.89 percent for the second quarter of 2021 compared to 2.99 percent for the first quarter of 2021 and 3.42 percent for the second quarter of 2020. Core net interest margin (excluding accretion on acquired loans) was 2.78 percent compared to 2.86 percent for the first quarter of 2021 and 3.18 percent for the second quarter of 2020. During the second quarter of 2021, the Company purchased $2.5 billion of investment securities. This included the strategic redeployment of excess liquidity through the purchase of variable rate investment securities totaling approximately $1.1 billion. Consequently, the duration of the investment securities portfolio shortened from 6.5 years at March 31, 2021 to 4.9 years at June 30, 2021.

Noninterest Income

Noninterest income for the second quarter of 2021 was $47.9 million compared to $50.3 million in the first quarter of 2021 and $48.8 million in the second quarter of 2020. Gains on the sale of investment securities totaled $5.1 million in the second quarter of 2021, $5.5 million in the first quarter of 2021 and $390,000 in the second quarter of 2020. Core noninterest income totaled $47.5 million in the second quarter of 2021 compared to $44.9 million in the first quarter of 2021 and $46.6 million in the second quarter of 2020. Core noninterest income excludes gains on the sale of branches which totaled $445,000 in the second quarter of 2021, $5.5 million in the first quarter of 2021 and $2.2 million in the second quarter of 2020.

Select Noninterest Income Items ($ in millions)	2nd Qtr 2021	1st Qtr 2021	4th Qtr 2020	3rd Qtr 2020	2nd Qtr 2020
Service charges on deposit accounts	$10.1	$9.7	$10.8	$10.4	$8.6
Trust income	$7.2	$6.7	$6.6	$6.7	$7.3
Mortgage lending income	$4.5	$6.4	$3.0	$14.0	$12.5
SBA lending income	$0.3	$0.2	$0.5	$0.3	$0.2
Debit and credit card fees (1)	$7.9	$7.4	$7.2	$7.2	$6.6
Gain on sale of securities	$5.1	$5.5	-	$22.3	$0.4
Other income	$8.1	$10.3	$10.6	$5.4	$9.8

Core other income (2)	$7.7	$4.8	$10.3	$5.0	$7.6

(1)	During the second quarter of 2021, certain debit and credit card transaction fees were reclassified from noninterest expense to noninterest income. Prior periods have been adjusted to reflect this reclassification.
(2)	Core figures exclude non-core items and are non-GAAP measurements. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.

Noninterest Expense

Noninterest expense for the second quarter of 2021 totaled $115.5 million compared to $113.8 million for the first quarter of 2021 and $116.2 million for the second quarter of 2020. Included in noninterest expense are pre-tax, non-core items for merger-related expenses and branch right sizing costs. Excluding these items, core noninterest expense was $114.3 million for the second quarter of 2021, $112.9 million for the first quarter of 2021 and $112.1 million for the second quarter of 2020. Overall expenses were well contained, increasing 1 percent from first quarter 2021 levels both on a reported basis and on a core basis. The efficiency ratio for the second quarter of 2021 was 56.93 percent compared to 57.43 percent for the first quarter of 2021 and 51.13 percent for the second quarter of 2020. As part of its ongoing branch right sizing initiative, the Company announced plans to close 12 branches during the third quarter of 2021.

Select Noninterest Expense Items ($ in millions)	2nd Qtr 2021	1st Qtr 2021	4th Qtr 2020	3rd Qtr 2020	2nd Qtr 2020
Salaries and employee benefits	$60.3	$60.3	$55.8	$61.1	$57.6
Merger related costs	$0.7	$0.2	$0.7	$0.9	$1.8
Other operating expenses (1)	$38.0	$36.9	$52.8	$36.5	$38.2

Core salaries and employee benefits (2)	$60.3	$60.3	$55.6	$58.7	$57.2
Core merger related costs (2)	-	-	-	-	-
Core other operating expenses (2)	$37.9	$36.6	$42.6	$36.5	$36.6

(1)	During the second quarter of 2021, certain debit and credit card transaction fees were reclassified from noninterest expense to noninterest income. Prior periods have been adjusted to reflect this reclassification.
(2)	Core figures exclude non-core items and are non-GAAP measurements. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.

Asset Quality

($ in millions)	2nd Qtr 2021	1st Qtr 2021	4th Qtr 2020	3rd Qtr 2020	2nd Qtr 2020
Allowance for credit losses on loans to total loans	2.00%	1.93%	1.85%	1.77%	1.59%
Allowance for credit losses on loans to nonperforming loans	281%	204%	193%	148%	176%
Nonperforming loans to total loans	0.71%	0.95%	0.96%	1.20%	0.90%
Net charge-off ratio (annualized)	(0.07%)	0.10%	0.52%	0.16%	1.04%
Net charge-off ratio YTD (annualized)	0.01%	0.10%	0.45%	0.43%	0.56%

Total nonperforming loans	$80.9	$115.5	$123.5	$167.9	$131.9
Total other nonperforming assets	$16.3	$12.4	$20.4	$14.6	$16.1

Asset quality metrics continued to show marked improvement during the quarter. Total nonperforming loans at the end of the quarter totaled $80.9 million, down $34.6 million compared to $115.5 million at the end of the first quarter of 2021 and down $50.9 million from the second quarter of 2020. Net charge-offs as a percentage of average total loans for the quarter were negative 7 basis points, reflecting $2.2 million of loan charge-offs completely offset by $4.3 million of recoveries. Provision for credit losses in the quarter was a credit of $13 million, including $10 million associated with the loan portfolio. The recapture of provision for credit losses reflected continued positive trends in asset quality metrics, combined with improved economic modeling scenarios. As a result, the allowance for credit losses at the end of the second quarter of 2021 totaled $227.2 million compared to $235.1 million at the end of the first quarter of 2021 and $231.6 million at the end of the second quarter of 2020. At the same time, the allowance to loan ratio rose 7 basis points to 2.00 percent compared to 1.93 percent at the end of the first quarter of 2021 and 1.59 percent at the end of the second quarter of 2020. The nonperforming loan coverage ratio remains strong at 281 percent compared to 204 percent at the end of the first quarter of 2021 and 176 percent at the end of the second quarter of 2020.

Foreclosed Assets and Other Real Estate Owned

At June 30, 2021, foreclosed assets and other real estate owned (“OREO”) totaled $15.2 million compared to $11.2 million at the March 31, 2021 and $14.1 million at June 30, 2020. The increase on a linked quarter basis is primarily due to $4.4 million in closed bank branch facilities. A breakdown of the composition of foreclosed assets and OREO is provided in the table below:

($ in millions)	2nd Qtr 2021	1st Qtr 2021	4th Qtr 2020	3rd Qtr 2020	2nd Qtr 2020
Closed bank branches and branch sites	$4.4	$0.5	$0.6	$0.6	$2.7
Foreclosed assets – acquired	$6.7	$7.7	$15.3	$9.3	$9.2
Foreclosed assets – legacy	$4.1	$3.0	$2.5	$2.7	$2.2

Capital

	2nd Qtr 2021	1st Qtr 2021	4th Qtr 2020	3rd Qtr 2020	2nd Qtr 2020
Stockholders’ equity to total assets	13.0%	12.6%	13.3%	13.7%	13.3%
Tangible common equity to tangible assets (1)	8.4%	7.9%	8.5%	8.7%	8.3%
Regulatory common equity tier 1 ratio	14.2%	14.1%	13.4%	12.6%	11.9%
Regulatory tier 1 leverage ratio	9.0%	9.0%	9.1%	9.1%	8.8%
Regulatory tier 1 risk-based capital ratio	14.2%	14.1%	13.4%	12.6%	11.9%
Regulatory total risk-based capital ratio	17.5%	17.5%	16.8%	15.8%	14.9%

(1)	Tangible common equity to tangible assets is a non-GAAP measurement. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.

Total common stockholders’ equity at the end of the quarter totaled $3.0 billion compared to $2.9 billion at the end of the first quarter of 2021 and the second quarter of 2020. Book value per share at the end of the quarter was $28.03 compared to $27.04 at the end of the first quarter of 2021 and $26.64 at the end of the second quarter of 2020. Tangible book value per share was $17.16, up $1.03 from $16.13 reported at the end of the first quarter of 2021 and up $1.37 from $15.79 reported at the end of the second quarter of 2020. The ratio of stockholders’ equity to total assets at June 30, 2021 was 13.0 percent while tangible common equity to tangible total assets was 8.4 percent. All of the Company’s regulatory capital ratios continue to exceed the requirements under “well-capitalized” guidelines. The Company did not repurchase shares during the second quarter of 2021 primarily as a result of its merger and acquisition activity.

Share Repurchase Program

The Company’s board of directors approved an amendment to the Company’s stock repurchase program (“Program”) that increases the amount of the Company’s common stock that may be repurchased under the Program from a maximum of $180 million to a maximum of $276.5 million and extends the term of the Program from October 31, 2021, to October 31, 2022 (unless terminated sooner). The Program was originally approved on October 17, 2019 and amended in March 2020, and to date, the Company has repurchased approximately $126.5 million of its common stock under the Program.

The Program permits the Company to repurchase shares of its common stock through open market and privately negotiated transactions or otherwise. The timing, pricing, and amount of any repurchases under the Program will be determined by the Company’s management at its discretion based on a variety of factors, including, but not limited to, trading volume and market price of the common stock, corporate considerations, the Company’s working capital and investment requirements, general market and economic conditions, and legal requirements. The Program does not obligate the Company to repurchase any common stock and may be modified, discontinued, or suspended at any time without prior notice.

Simmons First National Corporation

Simmons First National Corporation (NASDAQ: SFNC) is an approximately $23.4 billion asset Mid-South based financial holding company whose principal subsidiary, Simmons Bank, operates 198 financial centers, including 68 in Arkansas, 48 in Missouri, 33 in Tennessee, 23 in Texas, 20 in Oklahoma and 6 in Kansas. Founded in 1903, Simmons Bank offers comprehensive financial solutions delivered with a client-centric approach. Simmons Bank was recently named to Forbes’ list of “World’s Best Banks” for the second consecutive year and ranked among the top 30 banks in Forbes’ list of “America’s Best Banks” for 2021. Additional information about Simmons and Simmons Bank can be found on our website at simmonsbank.com, by following @Simmons_Bank on Twitter or by visiting our newsroom.

Conference Call

Management will conduct a live conference call to review this information beginning at 9:00 a.m. CDT today, Tuesday, July 27, 2021. Interested persons can listen to this call by dialing toll-free 1-866-298-7926 (United States and Canada only) and asking for the Simmons First National Corporation conference call, conference ID 8482416. In addition, the call will be available live or in recorded version on the Company’s website at simmonsbank.com for at least 60 days.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax-exempt, as well as exclude from income available to common shareholders, non-interest income, and non-interest expense certain income and expenses related to significant non-core activities, including merger-related expenses, gain on sale of branches, early retirement program expenses and net branch right-sizing expenses. In addition, the Company also presents certain figures based on tangible common stockholders’ equity, tangible assets and tangible book value, which exclude goodwill and other intangible assets. The Company further presents certain figures that are exclusive of the impact of PPP loans. The Company’s management believes that these non-GAAP financial measures are useful to investors because they, among other things, present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, as well as normalize for tax effects. Management, therefore, believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses, and management uses these non-GAAP financial measures to assess the performance of the Company’s core businesses as related to prior financial periods. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Forward-Looking Statements

Some of the statements in this news release may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including, without limitation, statements made in Mr. Makris’s quotes, may be identified by reference to future periods or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,” “positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to Simmons’ future growth, lending capacity and lending activity, loan demand, revenue, assets, asset quality, profitability, net interest margin, non-interest revenue, share repurchase program, acquisition strategy, digital banking initiatives, the Company’s ability to recruit and retain key employees, the benefits associated with the Company’s early retirement program, branch closures and branch sales, the adequacy of the allowance for credit losses, the ability of the Company to manage the impact of the COVID-19 pandemic, and the impacts of the Company’s and its customers participation in the PPP. Any forward-looking statement speaks only as of the date of this news release, and Simmons undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release. By nature, forward-looking statements are based on various assumptions and involve inherent risk and uncertainties. Various factors, including, but not limited to, changes in economic conditions, credit quality, interest rates, loan demand, deposit flows, real estate values, the assumptions used in making the forward-looking statements, the securities markets generally or the price of Simmons common stock specifically, and information technology affecting the financial industry; the effect of steps the Company takes and has taken in response to the COVID-19 pandemic; the severity and duration of the pandemic, including the effectiveness of vaccination efforts and developments with respect to COVID-19 variants; the pace of recovery when the pandemic subsides and the heightened impact it has on many of the risks described herein; the effects of the COVID-19 pandemic on, among other things, the Company’s operations, liquidity, and credit quality; general economic and market conditions; unemployment; claims, damages, and fines related to litigation or government actions, including litigation or actions arising from the Company’s participation in and administration of programs related to the COVID-19 pandemic (including, among other things, the PPP loan program authorized by the Coronavirus Aid, Relief and Economic Security Act); changes in accounting principles relating to loan loss recognition (current expected credit losses, or CECL); the Company’s ability to manage and successfully integrate its mergers and acquisitions; cyber threats, attacks or events; reliance on third parties for key services; government legislation; and other factors, many of which are beyond the control of the Company, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect the Company’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2020, which has been filed with, and is available from, the U.S. Securities and Exchange Commission.

Important Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed transactions (“Proposed Transactions”) with Landmark Community Bank (“Landmark”) and Triumph Bancshares, Inc. (“Triumph”). No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful.

In connection with the Proposed Transactions, the Company has filed with the SEC a registration statement on Form S-4 (the “Registration Statement”) that includes proxy statements of each of Landmark and Triumph and a prospectus of the Company (the “Joint Proxy Statement/Prospectus”), and the Company may file with the SEC other relevant documents concerning the Proposed Transactions. The definitive Joint Proxy Statement/Prospectus will be mailed to shareholders of Landmark and Triumph. SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTIONS CAREFULLY AND IN ITS ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY THE COMPANY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.

Free copies of the Joint Proxy Statement/Prospectus, as well as other filings containing information about the Company, may be obtained at the SEC’s Internet site (http://www.sec.gov), when they are filed by the Company. You will also be able to obtain these documents, when they are filed, free of charge, from the Company at simmonsbank.com under the heading “Investor Relations.” Copies of the Joint Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Simmons First National Corporation, 501 Main Street, Pine Bluff, Arkansas 71601, Attention: Ed Bilek, Director of Investor Relations, Email: ed.bilek@simmonsbank.com or ir@simmonsbank.com, Telephone: (870) 541-1000, to Triumph Bancshares, Inc., 5699 Poplar Avenue, Memphis, TN 38119, Attention: Will Chase, President, Telephone: (901) 333-8800, or to Landmark Community Bank, 1015 West Poplar Avenue, Collierville, TN 38017, Attention: Jake Farrell, Chairman, Telephone: (901) 850-0555.

Participants in the Solicitation

The Company, Landmark, Triumph and certain of their directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Landmark or Triumph in connection with the Proposed Transactions. Information about the Company’s directors and executive officers is available in its proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on April 15, 2021. Information regarding all of the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Joint Proxy Statement/Prospectus regarding the Proposed Transactions and other relevant materials to be filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

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FOR MORE INFORMATION CONTACT:

Ed Bilek

EVP, Director of Investor Relations

Simmons First National Corporation

ed.bilek@simmonsbank.com

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2021	2021	2020	2020	2020
($ in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$215,381	$227,713	$217,499	$382,691	$234,998
Interest bearing balances due from banks and federal funds sold	2,123,743	3,677,750	3,254,653	2,139,440	2,310,162
Cash and cash equivalents	2,339,124	3,905,463	3,472,152	2,522,131	2,545,160
Interest bearing balances due from banks - time	1,335	1,334	1,579	4,061	4,561
Investment securities - held-to-maturity	931,352	609,500	333,031	47,102	51,720
Investment securities - available-for-sale	6,556,581	4,528,348	3,473,598	2,607,288	2,496,896
Mortgage loans held for sale	36,011	63,655	137,378	192,729	120,034
Other assets held for sale	100	100	100	389	399
Loans:
Loans	11,386,352	12,195,873	12,900,897	14,017,442	14,606,900
Allowance for credit losses on loans	(227,239)	(235,116)	(238,050)	(248,251)	(231,643)
Net loans	11,159,113	11,960,757	12,662,847	13,769,191	14,375,257
Premises and equipment	429,587	427,540	441,692	470,491	478,896
Premises held for sale	6,090	13,613	15,008	4,486	4,576
Foreclosed assets and other real estate owned	15,239	11,168	18,393	12,590	14,111
Interest receivable	67,916	71,359	72,597	77,352	79,772
Bank owned life insurance	419,198	257,152	255,630	257,718	256,643
Goodwill	1,075,305	1,075,305	1,075,305	1,075,305	1,064,765
Other intangible assets	103,759	107,091	111,110	114,460	117,823
Other assets	282,449	315,732	289,332	282,102	293,071
Total assets	$23,423,159	$23,348,117	$22,359,752	$21,437,395	$21,903,684

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$4,893,959	$4,884,667	$4,482,091	$4,451,385	$4,608,098
Interest bearing transaction accounts and savings deposits	10,569,602	10,279,997	9,672,608	8,993,255	8,978,045
Time deposits	2,841,052	3,024,724	2,832,327	2,802,007	3,029,975
Total deposits	18,304,613	18,189,388	16,987,026	16,246,647	16,616,118
Federal funds purchased and securities sold under agreements to repurchase	187,215	323,053	299,111	313,694	387,025
Other borrowings	1,339,193	1,340,467	1,342,067	1,342,769	1,393,689
Subordinated notes and debentures	383,143	383,008	382,874	382,739	382,604
Other liabilities held for sale	-	-	154,620	-	-
Accrued interest and other liabilities	169,629	181,426	217,398	209,305	219,545
Total liabilities	20,383,793	20,417,342	19,383,096	18,495,154	18,998,981

Stockholders' equity:
Preferred stock	767	767	767	767	767
Common stock	1,084	1,083	1,081	1,090	1,090
Surplus	2,021,128	2,017,188	2,014,076	2,032,372	2,029,383
Undivided profits	1,004,314	948,913	901,006	866,503	819,153
Accumulated other comprehensive income (loss):
Unrealized (depreciation) accretion on AFS securities	12,073	(37,176)	59,726	41,509	54,310
Total stockholders' equity	3,039,366	2,930,775	2,976,656	2,942,241	2,904,703
Total liabilities and stockholders' equity	$23,423,159	$23,348,117	$22,359,752	$21,437,395	$21,903,684

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2021	2021	2020	2020	2020
($ in thousands, except per share data)
INTEREST INCOME
Loans (including fees)	$138,804	$146,424	$160,115	$163,180	$176,910
Interest bearing balances due from banks and federal funds sold	651	798	716	623	603
Investment securities	27,128	21,573	17,207	14,910	13,473
Mortgage loans held for sale	386	639	1,070	1,012	668
TOTAL INTEREST INCOME	166,969	169,434	179,108	179,725	191,654
INTEREST EXPENSE
Time deposits	6,061	7,091	7,835	9,437	10,803
Other deposits	4,721	6,088	6,536	6,769	7,203
Federal funds purchased and securities sold under agreements to repurchase	192	245	284	335	337
Other borrowings	4,897	4,802	4,869	4,943	4,963
Subordinated notes and debentures	4,565	4,527	4,624	4,631	4,667
TOTAL INTEREST EXPENSE	20,436	22,753	24,148	26,115	27,973
NET INTEREST INCOME	146,533	146,681	154,960	153,610	163,681
Provision for credit losses	(12,951)	1,445	6,943	22,981	21,915
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	159,484	145,236	148,017	130,629	141,766
NON-INTEREST INCOME
Trust income	7,238	6,666	6,557	6,744	7,253
Service charges on deposit accounts	10,050	9,715	10,799	10,385	8,570
Other service charges and fees	2,048	1,922	1,783	1,764	1,489
Mortgage lending income	4,490	6,447	2,993	13,971	12,459
SBA lending income	287	240	484	304	245
Investment banking income	654	695	676	557	571
Debit and credit card fees	7,882	7,401	7,203	7,217	6,575
Bank owned life insurance income	2,038	1,523	1,481	1,591	1,445
Gain on sale of securities, net	5,127	5,471	16	22,305	390
Other income	8,110	10,260	10,557	5,380	9,809
TOTAL NON-INTEREST INCOME	47,924	50,340	42,549	70,218	48,806
NON-INTEREST EXPENSE
Salaries and employee benefits	60,261	60,340	55,762	61,144	57,644
Occupancy expense, net	9,103	9,300	9,182	9,647	9,217
Furniture and equipment expense	4,859	5,415	5,940	6,231	6,144
Other real estate and foreclosure expense	863	343	551	602	274
Deposit insurance	1,687	1,308	1,627	2,244	2,838
Merger-related costs	686	233	731	902	1,830
Other operating expenses	38,007	36,854	52,835	36,546	38,230
TOTAL NON-INTEREST EXPENSE	115,466	113,793	126,628	117,316	116,177
NET INCOME BEFORE INCOME TAXES	91,942	81,783	63,938	83,531	74,395
Provision for income taxes	17,018	14,363	10,970	17,633	15,593
NET INCOME	74,924	67,420	52,968	65,898	58,802
Preferred stock dividends	13	13	13	13	13
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$74,911	$67,407	$52,955	$65,885	$58,789
BASIC EARNINGS PER SHARE	$0.69	$0.62	$0.49	$0.60	$0.54
DILUTED EARNINGS PER SHARE	$0.69	$0.62	$0.49	$0.60	$0.54

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2021	2021	2020	2020	2020
($ in thousands)
Tier 1 capital
Stockholders' equity	$3,039,366	$2,930,775	$2,976,656	$2,942,241	$2,904,703
CECL transition provision (1)	128,933	131,637	131,430	134,798	130,480
Disallowed intangible assets, net of deferred tax	(1,156,203)	(1,159,720)	(1,163,797)	(1,167,357)	(1,160,385)
Unrealized loss (gain) on AFS securities	(12,073)	37,176	(59,726)	(41,509)	(54,310)
Total Tier 1 capital	2,000,023	1,939,868	1,884,563	1,868,173	1,820,488

Tier 2 capital
Trust preferred securities and subordinated debt	383,143	383,008	382,874	382,739	382,604
Qualifying allowance for loan losses and reserve for unfunded commitments	79,138	87,251	89,546	96,734	83,780
Total Tier 2 capital	462,281	470,259	472,420	479,473	466,384
Total risk-based capital	$2,462,304	$2,410,127	$2,356,983	$2,347,646	$2,286,872

Risk weighted assets	$14,076,975	$13,771,244	$14,048,608	$14,878,932	$15,362,175

Adjusted average assets for leverage ratio	$22,244,118	$21,668,406	$20,765,127	$20,652,454	$20,742,824

Ratios at end of quarter
Equity to assets	12.98%	12.55%	13.31%	13.72%	13.26%
Tangible common equity to tangible assets (2)	8.36%	7.88%	8.45%	8.65%	8.31%
Common equity Tier 1 ratio (CET1)	14.20%	14.08%	13.41%	12.55%	11.85%
Tier 1 leverage ratio	8.99%	8.95%	9.08%	9.05%	8.78%
Tier 1 risk-based capital ratio	14.21%	14.09%	13.41%	12.56%	11.85%
Total risk-based capital ratio	17.49%	17.50%	16.78%	15.78%	14.89%

(1) The Company has elected to use the CECL transition provision allowed for in the year of adopting ASC 326.

(2) Calculations of tangible common equity to tangible assets and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated Investment Securities
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2021	2021	2020	2020	2020
($ in thousands)
Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$77,396	$77,396	$-	$-	$-
Mortgage-backed securities	60,649	47,988	22,354	24,297	25,980
State and political subdivisions	793,307	484,116	310,109	21,930	24,777
Other securities	-	-	568	875	963
Total held-to-maturity (net of credit losses)	931,352	609,500	333,031	47,102	51,720
Available-for-Sale
U.S. Treasury	$600	$600	$-	$-	$-
U.S. Government agencies	554,937	487,679	477,237	471,973	210,921
Mortgage-backed securities	3,987,209	2,133,086	1,394,936	903,687	1,154,086
State and political subdivisions	1,557,497	1,571,910	1,470,723	1,133,006	1,054,068
Other securities	456,338	335,073	130,702	98,622	77,821
Total available-for-sale (net of credit losses)	6,556,581	4,528,348	3,473,598	2,607,288	2,496,896
Total investment securities (net of credit losses)	$7,487,933	$5,137,848	$3,806,629	$2,654,390	$2,548,616
Fair value - HTM investment securities	$935,596	$597,694	$341,925	$49,064	$53,751

Investment Securities - QTD Average
Taxable securities	$4,265,545	$2,471,291	$1,757,234	$1,534,742	$1,642,083
Tax exempt securities	2,157,076	1,919,919	1,528,127	1,155,099	866,944
Total investment securities - QTD average	$6,422,621	$4,391,210	$3,285,361	$2,689,841	$2,509,027

Simmons First National Corporation					SFNC
Consolidated Loans
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2021	2021	2020	2020	2020
($ in thousands)
Loan Portfolio - End of Period
Consumer
Credit cards	$177,634	$175,458	$188,845	$180,848	$184,348
Other consumer	181,712	172,965	202,379	182,768	214,024
Total consumer	359,346	348,423	391,224	363,616	398,372
Real Estate
Construction	1,428,165	1,451,841	1,596,255	1,853,360	2,010,256
Single-family residential	1,608,028	1,730,056	1,880,673	1,997,070	2,207,087
Other commercial real estate	5,332,655	5,638,010	5,746,863	6,132,823	6,316,444
Total real estate	8,368,848	8,819,907	9,223,791	9,983,253	10,533,787
Commercial
Commercial	2,074,729	2,444,700	2,574,386	2,907,798	3,038,216
Agricultural	193,462	155,921	175,905	241,687	217,715
Total commercial	2,268,191	2,600,621	2,750,291	3,149,485	3,255,931
Other	389,967	426,922	535,591	521,088	418,810
Total Loans	$11,386,352	$12,195,873	$12,900,897	$14,017,442	$14,606,900

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2021	2021	2020	2020	2020
($ in thousands)
Allowance for Credit Losses on Loans
Beginning balance, after adoption of ASC 326	$235,116	$238,050	$248,251	$231,641	$243,195

Loans charged off
Credit cards	1,046	1,003	787	832	1,053
Other consumer	411	702	960	1,091	592
Real estate	439	1,687	10,415	1,153	1,824
Commercial	309	859	8,199	4,327	35,687
Total loans charged off	2,205	4,251	20,361	7,403	39,156

Recoveries of loans previously charged off
Credit cards	244	290	241	276	272
Other consumer	425	304	355	366	301
Real estate	1,523	403	431	120	253
Commercial	2,147	320	1,835	936	98
Total recoveries	4,339	1,317	2,862	1,698	924
Net loans charged off	(2,134)	2,934	17,499	5,705	38,232
Provision for credit losses on loans	(10,011)	-	7,298	22,315	26,678
Balance, end of quarter	$227,239	$235,116	$238,050	$248,251	$231,641

Non-performing assets
Non-performing loans
Nonaccrual loans	$80,282	$114,856	$122,879	$167,713	$131,383
Loans past due 90 days or more	653	635	578	174	494
Total non-performing loans	80,935	115,491	123,457	167,887	131,877
Other non-performing assets
Foreclosed assets and other real estate owned	15,239	11,168	18,393	12,590	14,111
Other non-performing assets	1,062	1,229	2,016	1,983	2,008
Total other non-performing assets	16,301	12,397	20,409	14,573	16,119
Total non-performing assets	$97,236	$127,888	$143,866	$182,460	$147,996
Performing TDRs (troubled debt restructurings)	$4,436	$3,805	$3,138	$3,379	$3,960

Ratios
Allowance for credit losses on loans to total loans	2.00%	1.93%	1.85%	1.77%	1.59%
Allowance for credit losses to non-performing loans	281%	204%	193%	148%	176%
Non-performing loans to total loans	0.71%	0.95%	0.96%	1.20%	0.90%
Non-performing assets (including performing TDRs) to total assets	0.43%	0.56%	0.66%	0.87%	0.69%
Non-performing assets to total assets	0.42%	0.55%	0.64%	0.85%	0.68%
Annualized net charge offs to total loans	-0.07%	0.10%	0.52%	0.16%	1.04%
Annualized net credit card charge offs to total credit card loans	1.78%	1.39%	1.15%	1.20%	1.67%

Simmons First National Corporation									SFNC
Consolidated - Average Balance Sheet and Net Interest Income Analysis
For the Quarters Ended
(Unaudited)
	Three Months Ended Jun 2021			Three Months Ended Mar 2021			Three Months Ended Jun 2020
($ in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest bearing balances due from banks and federal funds sold	$2,703,920	$651	0.10%	$3,477,989	$798	0.09%	$2,190,878	$603	0.11%
Investment securities - taxable	4,265,545	14,594	1.37%	2,471,291	10,120	1.66%	1,642,083	7,131	1.75%
Investment securities - non-taxable (FTE)	2,157,076	16,899	3.14%	1,919,919	15,439	3.26%	866,944	8,434	3.91%
Mortgage loans held for sale	49,262	386	3.14%	97,409	639	2.66%	86,264	668	3.11%
Loans - including fees (FTE)	11,783,839	138,987	4.73%	12,518,300	146,601	4.75%	14,731,306	177,168	4.84%
Total interest earning assets (FTE)	20,959,642	171,517	3.28%	20,484,908	173,597	3.44%	19,517,475	194,004	4.00%
Non-earning assets	2,298,279			2,253,913			2,304,798
Total assets	$23,257,921			$22,738,821			$21,822,273

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction and savings accounts	$10,403,932	$4,721	0.18%	$10,093,868	$6,088	0.24%	$9,138,563	$7,203	0.32%
Time deposits	2,930,025	6,061	0.83%	3,043,000	7,091	0.95%	3,057,153	10,803	1.42%
Total interest bearing deposits	13,333,957	10,782	0.32%	13,136,868	13,179	0.41%	12,195,716	18,006	0.59%
Federal funds purchased and securities sold under agreement to repurchase	240,876	192	0.32%	307,540	245	0.32%	392,633	337	0.35%
Other borrowings	1,340,008	4,897	1.47%	1,341,059	4,802	1.45%	1,395,109	4,963	1.43%
Subordinated notes and debentures	383,078	4,565	4.78%	382,943	4,527	4.79%	387,422	4,667	4.84%
Total interest bearing liabilities	15,297,919	20,436	0.54%	15,168,410	22,753	0.61%	14,370,880	27,973	0.78%
Non-interest bearing liabilities:
Non-interest bearing deposits	4,826,927			4,419,136			4,354,781
Other liabilities	151,699			177,819			216,508
Total liabilities	20,276,545			19,765,365			18,942,169
Stockholders' equity	2,981,376			2,973,456			2,880,104
Total liabilities and stockholders' equity	$23,257,921			$22,738,821			$21,822,273
Net interest income (FTE)		$151,081			$150,844			$166,031
Net interest spread (FTE)			2.74%			2.83%			3.22%
Net interest margin (FTE) - quarter-to-date			2.89%			2.99%			3.42%

Net interest margin (FTE) - year-to-date			2.94%			2.99%			3.55%

Core net interest margin (FTE) - quarter-to-date (1)			2.78%			2.86%			3.18%
Core loan yield (FTE) - quarter-to-date (1)			4.54%			4.53%			4.52%

Core net interest margin (FTE) - year-to-date (1)			2.82%			2.86%			3.30%
Core loan yield (FTE) - year-to-date (1)			4.54%			4.53%			4.69%

(1) Calculations of core net interest margin and core loan yield and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2021	2021	2020	2020	2020
($ in thousands, except share data)
QUARTER-TO-DATE
Financial Highlights - GAAP
Net Income	$74,911	$67,407	$52,955	$65,885	$58,789
Diluted earnings per share	0.69	0.62	0.49	0.60	0.54
Return on average assets	1.29%	1.20%	0.96%	1.20%	1.08%
Return on average common equity	10.08%	9.20%	7.13%	8.91%	8.21%
Return on tangible common equity	17.25%	15.85%	12.48%	15.45%	14.55%
Net interest margin (FTE)	2.89%	2.99%	3.22%	3.21%	3.42%
FTE adjustment	4,548	4,163	3,482	2,864	2,350
Amortization of intangibles	3,333	3,344	3,351	3,362	3,369
Amortization of intangibles, net of taxes	2,462	2,470	2,475	2,483	2,489
Average diluted shares outstanding	108,822,175	108,655,293	108,888,264	109,207,294	109,130,866
Shares repurchased under plan	-	130,916	1,034,364	-	-
Average price of shares repurchased	-	23.53	19.36	-	-
Cash dividends declared per common share	0.18	0.18	0.17	0.17	0.17
Financial Highlights - Core (non-GAAP)
Core earnings (excludes non-core items) (1)	$75,435	$63,995	$61,977	$68,338	$60,147
Core diluted earnings per share (1)	0.69	0.59	0.57	0.63	0.55
Core net interest margin (FTE) (2)	2.78%	2.86%	3.04%	3.02%	3.18%
Accretable yield on acquired loans	5,619	6,630	8,999	8,948	11,723
Efficiency ratio (1)	56.93%	57.43%	54.93%	53.75%	51.13%
Core return on average assets (1)	1.30%	1.14%	1.13%	1.25%	1.11%
Core return on average common equity (1)	10.15%	8.73%	8.34%	9.24%	8.40%
Core return on tangible common equity (1)	17.36%	15.08%	14.51%	16.00%	14.87%
YEAR-TO-DATE
Financial Highlights - GAAP
Net Income	$142,318	$67,407	$254,852	$201,897	$136,012
Diluted earnings per share	1.31	0.62	2.31	1.83	1.22
Return on average assets	1.25%	1.20%	1.18%	1.25%	1.28%
Return on average common equity	9.64%	9.20%	8.72%	9.27%	9.45%
Return on tangible common equity	16.56%	15.85%	15.25%	16.19%	16.57%
Net interest margin (FTE)	2.94%	2.99%	3.38%	3.43%	3.55%
FTE adjustment	4,548	4,163	11,001	7,519	4,655
Amortization of intangibles	6,677	3,344	13,495	10,144	6,782
Amortization of intangibles, net of taxes	4,932	2,470	9,968	7,493	5,010
Average diluted shares outstanding	108,746,439	108,655,293	110,173,661	110,480,508	111,083,999
Cash dividends declared per common share	0.18	0.18	0.68	0.51	0.34
Financial Highlights - Core (non-GAAP)
Core earnings (excludes non-core items) (1)	$139,430	$63,995	$264,300	$202,323	$133,985
Core diluted earnings per share (1)	1.28	0.59	2.40	1.83	1.21
Core net interest margin (FTE) (2)	2.82%	2.86%	3.16%	3.20%	3.30%
Accretable yield on acquired loans	12,249	6,630	41,507	32,508	23,560
Efficiency ratio (1)	57.18%	57.43%	54.33%	54.14%	54.33%
Core return on average assets (1)	1.22%	1.14%	1.22%	1.26%	1.26%
Core return on average common equity (1)	9.45%	8.73%	9.05%	9.29%	9.31%
Core return on tangible common equity (1)	16.23%	15.08%	15.79%	16.22%	16.33%
END OF PERIOD
Book value per share	$28.03	$27.04	$27.53	$26.98	$26.64
Tangible book value per share	17.16	16.13	16.56	16.07	15.79
Shares outstanding	108,386,669	108,345,732	108,077,662	109,023,781	108,994,389
Full-time equivalent employees	2,783	2,817	2,827	2,840	2,906
Total number of financial centers	198	198	204	226	226

(1) Core earnings exclude non-core items, which is a non-GAAP measurement. Reconciliations to GAAP are included in the  schedules accompanying this release.

(2) Excludes accretable yield adjustment on loans, which is a non-GAAP measurement. Reconciliations to GAAP are included in  the schedules accompanying this release.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Core Earnings - Quarter-to-Date
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2021	2021	2020	2020	2020
($ in thousands, except per share data)
QUARTER-TO-DATE
Net Income	$74,911	$67,407	$52,955	$65,885	$58,789
Non-core items
Gain on sale of branches	(445)	(5,477)	(275)	-	(2,204)
Merger-related costs	686	233	731	902	1,830
Early retirement program	-	-	62	2,346	493
Branch right-sizing (net)	468	625	11,696	72	1,721
Tax effect (1)	(185)	1,207	(3,192)	(867)	(482)
Net non-core items	524	(3,412)	9,022	2,453	1,358
Core earnings (non-GAAP)	$75,435	$63,995	$61,977	$68,338	$60,147

Diluted earnings per share	$0.69	$0.62	$0.49	$0.60	$0.54
Non-core items
Gain on sale of branches	(0.01)	(0.05)	-	-	(0.02)
Merger-related costs	0.01	-	-	0.01	0.02
Early retirement program	-	-	-	0.02	-
Branch right-sizing (net)	-	0.01	0.11	-	0.02
Tax effect (1)	-	0.01	(0.03)	-	(0.01)
Net non-core items	-	(0.03)	0.08	0.03	0.01
Core diluted earnings per share (non-GAAP)	$0.69	$0.59	$0.57	$0.63	$0.55

(1) Effective tax rate of 26.135%.

Reconciliation of Selected Non-Core Non-Interest Income and Expense Items (non-GAAP)

QUARTER-TO-DATE
Other income	$8,110	$10,260	$10,557	$5,380	$9,809
Non-core items (1)	(445)	(5,477)	(275)	(370)	(2,204)
Core other income (non-GAAP)	$7,665	$4,783	$10,282	$5,010	$7,605

Non-interest expense	$115,466	$113,793	$126,628	$117,316	$116,177
Non-core items (1)	(1,154)	(858)	(12,489)	(3,690)	(4,044)
Core non-interest expense (non-GAAP)	$114,312	$112,935	$114,139	$113,626	$112,133

Salaries and employee benefits	$60,261	$60,340	$55,762	$61,144	$57,644
Non-core items (1)	-	-	(144)	(2,448)	(493)
Core salaries and employee benefits (non-GAAP)	$60,261	$60,340	$55,618	$58,696	$57,151

Merger related costs	$686	$233	$731	$902	$1,830
Non-core items (1)	(686)	(233)	(731)	(902)	(1,830)
Core merger related costs (non-GAAP)	$-	$-	$-	$-	$-

Other operating expenses	$38,007	$36,854	$52,835	$36,546	$38,230
Non-core items (1)	(89)	(208)	(10,270)	(11)	(1,662)
Core other operating expenses (non-GAAP)	$37,918	$36,646	$42,565	$36,535	$36,568

(1) Non-core items include gain on sale of branches, merger related costs, early retirement program expenses and branch right-sizing costs.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Core Earnings - Year-to-Date
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2021	2021	2020	2020	2020
($ in thousands, except per share data)
YEAR-TO-DATE
Net Income	$142,318	$67,407	$254,852	$201,897	$136,012
Non-core items
Gain on sale of branches	(5,922)	(5,477)	(8,368)	(8,093)	(8,093)
Merger-related costs	919	233	4,531	3,800	2,898
Early retirement program	-	-	2,901	2,839	493
Branch right-sizing (net)	1,093	625	13,727	2,031	1,959
Tax effect (1)	1,022	1,207	(3,343)	(151)	716
Net non-core items	(2,888)	(3,412)	9,448	426	(2,027)
Core earnings (non-GAAP)	$139,430	$63,995	$264,300	$202,323	$133,985

Diluted earnings per share	$1.31	$0.62	$2.31	$1.83	$1.22
Non-core items
Gain on sale of branches	(0.06)	(0.05)	(0.07)	(0.07)	(0.07)
Merger-related costs	0.01	-	0.04	0.03	0.03
Early retirement program	-	-	0.03	0.02	-
Branch right-sizing (net)	0.01	0.01	0.12	0.02	0.02
Tax effect (1)	0.01	0.01	(0.03)	-	0.01
Net non-core items	(0.03)	(0.03)	0.09	-	(0.01)
Core diluted earnings per share (non-GAAP)	$1.28	$0.59	$2.40	$1.83	$1.21

(1) Effective tax rate of 26.135%.

Reconciliation of Selected Non-Core Non-Interest Income and Expense Items (non-GAAP)

YEAR-TO-DATE
Other income	$18,370	$10,260	$38,547	$27,990	$22,610
Non-core items (1)	(5,922)	(5,477)	(8,738)	(8,463)	(8,093)
Core other income (non-GAAP)	$12,448	$4,783	$29,809	$19,527	$14,517

Non-interest expense	$229,259	$113,793	$487,585	$360,957	$243,641
Non-core items (1)	(2,012)	(858)	(21,529)	(9,040)	(5,350)
Core non-interest expense (non-GAAP)	$227,247	$112,935	$466,056	$351,917	$238,291

Salaries and employee benefits	$120,601	$60,340	$242,474	$186,712	$125,568
Non-core items (1)	-	-	(3,085)	(2,941)	(493)
Core salaries and employee benefits (non-GAAP)	$120,601	$60,340	$239,389	$183,771	$125,075

Merger related costs	$919	$233	$4,531	$3,800	$2,898
Non-core items (1)	(919)	(233)	(4,531)	(3,800)	(2,898)
Core merger related costs (non-GAAP)	$-	$-	$-	$-	$-

Other operating expenses	$74,861	$36,854	$168,050	$115,215	$78,669
Non-core items (1)	(297)	(208)	(12,155)	(1,885)	(1,874)
Core other operating expenses (non-GAAP)	$74,564	$36,646	$155,895	$113,330	$76,795

(1) Non-core items include gain on sale of branches, merger related costs, early retirement program expenses and branch right-sizing costs.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - End of Period
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2021	2021	2020	2020	2020
($ in thousands, except per share data)

Calculation of Tangible Common Equity and the Ratio of Tangible Common Equity to Tangible Assets

Total common stockholders' equity	$3,038,599	$2,930,008	$2,975,889	$2,941,474	$2,903,936
Intangible assets:
Goodwill	(1,075,305)	(1,075,305)	(1,075,305)	(1,075,305)	(1,064,765)
Other intangible assets	(103,759)	(107,091)	(111,110)	(114,460)	(117,823)
Total intangibles	(1,179,064)	(1,182,396)	(1,186,415)	(1,189,765)	(1,182,588)
Tangible common stockholders' equity	$1,859,535	$1,747,612	$1,789,474	$1,751,709	$1,721,348

Total assets	$23,423,159	$23,348,117	$22,359,752	$21,437,395	$21,903,684
Intangible assets:
Goodwill	(1,075,305)	(1,075,305)	(1,075,305)	(1,075,305)	(1,064,765)
Other intangible assets	(103,759)	(107,091)	(111,110)	(114,460)	(117,823)
Total intangibles	(1,179,064)	(1,182,396)	(1,186,415)	(1,189,765)	(1,182,588)
Tangible assets	$22,244,095	$22,165,721	$21,173,337	$20,247,630	$20,721,096

Paycheck protection program ("PPP") loans	(441,353)	(797,629)	(904,673)	(970,488)	(963,712)
Total assets excluding PPP loans	$22,981,806	$22,550,488	$21,455,079	$20,466,907	$20,939,972
Tangible assets excluding PPP loans	$21,802,742	$21,368,092	$20,268,664	$19,277,142	$19,757,384

Ratio of equity to assets	12.98%	12.55%	13.31%	13.72%	13.26%
Ratio of equity to assets excluding PPP loans	13.23%	13.00%	13.87%	14.38%	13.87%
Ratio of tangible common equity to tangible assets	8.36%	7.88%	8.45%	8.65%	8.31%
Ratio of tangible common equity to tangible assets excluding PPP loans	8.53%	8.18%	8.83%	9.09%	8.71%

Calculation of Tangible Book Value per Share

Total common stockholders' equity	$3,038,599	$2,930,008	$2,975,889	$2,941,474	$2,903,936
Intangible assets:
Goodwill	(1,075,305)	(1,075,305)	(1,075,305)	(1,075,305)	(1,064,765)
Other intangible assets	(103,759)	(107,091)	(111,110)	(114,460)	(117,823)
Total intangibles	(1,179,064)	(1,182,396)	(1,186,415)	(1,189,765)	(1,182,588)
Tangible common stockholders' equity	$1,859,535	$1,747,612	$1,789,474	$1,751,709	$1,721,348
Shares of common stock outstanding	108,386,669	108,345,732	108,077,662	109,023,781	108,994,389
Book value per common share	$28.03	$27.04	$27.53	$26.98	$26.64
Tangible book value per common share	$17.16	$16.13	$16.56	$16.07	$15.79

Calculation of Regulatory Tier 1 Leverage Ratio Excluding Average PPP Loans

Total Tier 1 capital	$2,000,023	$1,939,868	$1,884,563	$1,868,173	$1,820,488

Adjusted average assets for leverage ratio	$22,244,118	$21,668,406	$20,765,127	$20,652,454	$20,742,824
Average PPP loans	(707,296)	(891,070)	(937,544)	(967,152)	(645,172)
Adjusted average assets excluding average PPP loans	$21,536,822	$20,777,336	$19,827,583	$19,685,302	$20,097,652

Tier 1 leverage ratio	8.99%	8.95%	9.08%	9.05%	8.78%
Tier 1 leverage ratio excluding average PPP loans	9.29%	9.34%	9.50%	9.49%	9.06%

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2021	2021	2020	2020	2020
($ in thousands)
Calculation of Core Return on Average Assets

Net income	$74,911	$67,407	$52,955	$65,885	$58,789
Net non-core items, net of taxes, adjustment	524	(3,412)	9,022	2,453	1,358
Core earnings	$75,435	$63,995	$61,977	$68,338	$60,147

Average total assets	$23,257,921	$22,738,821	$21,852,094	$21,765,321	$21,822,273

Return on average assets	1.29%	1.20%	0.96%	1.20%	1.08%
Core return on average assets	1.30%	1.14%	1.13%	1.25%	1.11%

Calculation of Return on Tangible Common Equity

Net income	$74,911	$67,407	$52,955	$65,885	$58,789
Amortization of intangibles, net of taxes	2,462	2,470	2,475	2,483	2,489
Total income available to common stockholders	$77,373	$69,877	$55,430	$68,368	$61,278

Net non-core items, net of taxes	524	(3,412)	9,022	2,453	1,358
Core earnings	75,435	63,995	61,977	68,338	60,147
Amortization of intangibles, net of taxes	2,462	2,470	2,475	2,483	2,489
Total core income available to common stockholders	$77,897	$66,465	$64,452	$70,821	$62,636

Average common stockholders' equity	$2,980,609	$2,972,689	$2,955,865	$2,942,045	$2,879,337
Average intangible assets:
Goodwill	(1,075,305)	(1,075,305)	(1,075,305)	(1,064,893)	(1,064,955)
Other intangibles	(105,785)	(109,850)	(113,098)	(116,385)	(120,111)
Total average intangibles	(1,181,090)	(1,185,155)	(1,188,403)	(1,181,278)	(1,185,066)
Average tangible common stockholders' equity	$1,799,519	$1,787,534	$1,767,462	$1,760,767	$1,694,271

Return on average common equity	10.08%	9.20%	7.13%	8.91%	8.21%
Return on tangible common equity	17.25%	15.85%	12.48%	15.45%	14.55%
Core return on average common equity	10.15%	8.73%	8.34%	9.24%	8.40%
Core return on tangible common equity	17.36%	15.08%	14.51%	16.00%	14.87%

Calculation of Efficiency Ratio (1)

Non-interest expense	$115,466	$113,793	$126,628	$117,316	$116,177
Non-core non-interest expense adjustment	(1,154)	(858)	(12,489)	(3,690)	(4,044)
Other real estate and foreclosure expense adjustment	(863)	(343)	(545)	(600)	(242)
Amortization of intangibles adjustment	(3,333)	(3,344)	(3,351)	(3,362)	(3,369)
Efficiency ratio numerator	$110,116	$109,248	$110,243	$109,664	$108,522

Net-interest income	$146,533	$146,681	$154,960	$153,610	$163,681
Non-interest income	47,924	50,340	42,549	70,218	48,806
Non-core non-interest income adjustment	(445)	(5,477)	(275)	(370)	(2,204)
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	4,548	4,163	3,482	2,864	2,350
Gain on sale of securities	(5,127)	(5,471)	(16)	(22,305)	(390)
Efficiency ratio denominator	$193,433	$190,236	$200,700	$204,017	$212,243

Efficiency ratio (1)	56.93%	57.43%	54.93%	53.75%	51.13%

(1) Efficiency ratio is core non-interest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and non-interest revenues, excluding gains and losses from securities transactions and non-core items.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date (continued)
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2021	2021	2020	2020	2020
($ in thousands)
Calculation of Core Net Interest Margin

Net interest income	$146,533	$146,681	$154,960	$153,610	$163,681
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	4,548	4,163	3,482	2,864	2,350
Fully tax-equivalent net interest income	151,081	150,844	158,442	156,474	166,031

Total accretable yield	(5,619)	(6,630)	(8,999)	(8,948)	(11,723)
Core net interest income	$145,462	$144,214	$149,443	$147,526	$154,308

PPP loan and additional liquidity interest income	(9,445)	(12,257)	(6,983)	$(6,131)	$(5,623)
Net interest income adjusted for PPP loans and liquidity	$141,636	$138,587	$151,459	$150,343	$160,408

Average earning assets	$20,959,642	$20,484,908	$19,573,651	$19,415,314	$19,517,475
Average PPP loan balance and additional liquidity	(2,659,831)	(3,617,567)	(2,837,125)	$(2,359,928)	$(2,071,411)
Average earning assets adjusted for PPP loans and liquidity	$18,299,811	$16,867,341	$16,736,526	$17,055,386	$17,446,064

Net interest margin	2.89%	2.99%	3.22%	3.21%	3.42%
Core net interest margin	2.78%	2.86%	3.04%	3.02%	3.18%
Net interest margin adjusted for PPP loans and liquidity	3.10%	3.33%	3.60%	3.51%	3.70%

Calculation of Core Loan Yield

Loan interest income (FTE)	$138,987	$146,601	$160,306	$163,379	$177,168
Total accretable yield	(5,619)	(6,630)	(8,999)	(8,948)	(11,723)
Core loan interest income	$133,368	$139,971	$151,307	$154,431	$165,445
PPP loan interest income	(8,958)	(11,652)	(6,457)	$(5,782)	$(3,733)
Core loan interest income without PPP loans	$124,410	$128,319	$144,850	$148,649	$161,712

Average loan balance	$11,783,839	$12,518,300	$13,457,077	$14,315,014	$14,731,306
Average PPP loan balance	(707,296)	(891,070)	(937,544)	$(967,152)	$(645,172)
Average loan balance without PPP loans	$11,076,543	$11,627,230	$12,519,533	$13,347,862	$14,086,134

Core loan yield	4.54%	4.53%	4.47%	4.29%	4.52%
Core loan yield without PPP loans	4.51%	4.48%	4.60%	4.43%	4.62%

Calculation of Adjusted Pre-Tax, Pre-Provision (PTPP) Earnings

Net income available to common stockholders	$74,911	$67,407	$52,955	$65,885	$58,789
Provision for income taxes	17,018	14,363	10,970	17,633	15,593
Provision for credit losses (including provision for unfunded commitments)	(12,951)	1,445	6,943	22,981	21,915
(Gain) loss on sale of securities	(5,127)	(5,471)	(16)	(22,305)	(390)
Net pre-tax non-core items	709	(4,619)	12,214	3,320	1,840
Adjusted Pre-tax, pre-provision (PTPP) earnings	$74,560	$73,125	$83,066	$87,514	$97,747

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2021	2021	2020	2020	2020
($ in thousands)
Calculation of Core Return on Average Assets

Net income	$142,318	$67,407	$254,852	$201,897	$136,012
Net non-core items, net of taxes, adjustment	(2,888)	(3,412)	9,448	426	(2,027)
Core earnings	$139,430	$63,995	$264,300	$202,323	$133,985

Average total assets	$22,999,805	$22,738,821	$21,590,745	$21,503,564	$21,371,248

Return on average assets	1.25%	1.20%	1.18%	1.25%	1.28%
Core return on average assets	1.22%	1.14%	1.22%	1.26%	1.26%

Calculation of Return on Tangible Common Equity

Net income	$142,318	$67,407	$254,852	$201,897	$136,012
Amortization of intangibles, net of taxes	4,932	2,470	9,968	7,493	5,010
Total income available to common stockholders	$147,250	$69,877	$264,820	$209,390	$141,022

Net non-core items, net of taxes	(2,888)	(3,412)	9,448	426	(2,027)
Core earnings	139,430	63,995	264,300	202,323	133,985
Amortization of intangibles, net of taxes	4,932	2,470	9,968	7,493	5,010
Total core income available to common stockholders	$144,362	$66,465	$274,268	$209,816	$138,995

Average common stockholders' equity	$2,976,671	$2,972,689	$2,921,039	$2,910,366	$2,894,351
Average intangible assets:
Goodwill	(1,075,305)	(1,075,305)	(1,065,190)	(1,061,793)	(1,060,226)
Other intangibles	(107,806)	(109,850)	(118,812)	(120,731)	(122,928)
Total average intangibles	(1,183,111)	(1,185,155)	(1,184,002)	(1,182,524)	(1,183,154)
Average tangible common stockholders' equity	$1,793,560	$1,787,534	$1,737,037	$1,727,842	$1,711,197

Return on average common equity	9.64%	9.20%	8.72%	9.27%	9.45%
Return on tangible common equity	16.56%	15.85%	15.25%	16.19%	16.57%
Core return on average common equity	9.45%	8.73%	9.05%	9.29%	9.31%
Core return on tangible common equity	16.23%	15.08%	15.79%	16.22%	16.33%

Calculation of Efficiency Ratio (1)

Non-interest expense	$229,259	$113,793	$487,585	$360,957	$243,641
Non-core non-interest expense adjustment	(2,012)	(858)	(21,529)	(9,040)	(5,350)
Other real estate and foreclosure expense adjustment	(1,206)	(343)	(1,706)	(1,161)	(561)
Amortization of intangibles adjustment	(6,677)	(3,344)	(13,495)	(10,144)	(6,782)
Efficiency ratio numerator	$219,364	$109,248	$450,855	$340,612	$230,948

Net-interest income	$293,214	$146,681	$639,734	$484,774	$331,164
Non-interest income	98,264	50,340	242,618	200,069	129,851
Non-core non-interest income adjustment	(5,922)	(5,477)	(8,738)	(8,463)	(8,093)
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	8,711	4,163	11,001	7,519	4,655
Gain on sale of securities	(10,598)	(5,471)	(54,806)	(54,790)	(32,485)
Efficiency ratio denominator	$383,669	$190,236	$829,809	$629,109	$425,092

Efficiency ratio (1)	57.18%	57.43%	54.33%	54.14%	54.33%

(1) Efficiency ratio is core non-interest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and non-interest revenues, excluding gains and losses from securities transactions and non-core items.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date (continued)
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2021	2021	2020	2020	2020
($ in thousands)
Calculation of Core Net Interest Margin

Net interest income	$293,214	$146,681	$639,734	$484,774	$331,164
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	8,711	4,163	11,001	7,519	4,655
Fully tax-equivalent net interest income	301,925	150,844	650,735	492,293	335,819

Total accretable yield	(12,249)	(6,630)	(41,507)	(32,508)	(23,560)
Core net interest income	$289,676	$144,214	$609,228	$459,785	$312,259
Average earning assets	$20,723,587	$20,484,908	$19,272,886	$19,172,318	$19,049,487

Net interest margin	2.94%	2.99%	3.38%	3.43%	3.55%
Core net interest margin	2.82%	2.86%	3.16%	3.20%	3.30%

Calculation of Core Loan Yield

Loan interest income (FTE)	$285,588	$146,601	$688,600	$528,294	$364,915
Total accretable yield	(12,249)	(6,630)	(41,507)	(32,508)	(23,560)
Core loan interest income	$273,339	$139,971	$647,093	$495,786	$341,355
Average loan balance	$12,149,041	$12,518,300	$14,260,689	$14,530,938	$14,640,082

Core loan yield	4.54%	4.53%	4.54%	4.56%	4.69%

Calculation of Adjusted Pre-Tax, Pre-Provision (PTPP) Earnings

Net income available to common stockholders	$142,318	$67,407	$254,852	$201,897	$136,012
Provision for income taxes	31,381	14,363	64,890	53,920	36,287
Provision for credit losses (including provision for unfunded commitments)	(11,506)	1,445	74,973	68,030	45,049
(Gain) loss on sale of securities	(10,598)	(5,471)	(54,806)	(54,790)	(32,485)
Net pre-tax non-core items	(3,910)	(4,619)	12,791	577	(2,743)
Adjusted Pre-tax, pre-provision (PTPP) earnings	$147,685	$73,125	$352,700	$269,634	$182,120